EX99-906CERT

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of VanEck ETF Trust (comprising of Africa Index ETF, Agribusiness ETF, Brazil Small-Cap ETF, Bitcoin Strategy ETF, China Growth Leaders ETF, ChiNext ETF, CLO ETF, Digital India ETF, Egypt Index ETF, Future of Food ETF, Gold Miners ETF, Green Metals ETF, India Growth Leaders ETF, Indonesia Index ETF, Israel ETF, Junior Gold Miners ETF, Low Carbon Energy ETF, Natural Resources ETF, Oil Refiners ETF, Oil Services ETF, Rare Earth/Strategic Metals ETF, Russia ETF, Russia Small-Cap ETF, Steel ETF, Uranium+Nuclear Energy ETF, and Vietnam ETF) do hereby certify, to such officer’s knowledge, that:

The semi-annual report on Form N-CSR of VanEck ETF Trust for the period ending June 30, 2023 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of VanEck ETF Trust.

Dated: September 6, 2023	/s/ Jan F. van Eck
Jan F. van Eck
Chief Executive Officer
VanEck ETF Trust

Dated: September 6, 2023	/s/ John J. Crimmins
John J. Crimmins
Treasurer & Chief Financial Officer
VanEck ETF Trust

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.